UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Diageo Capital plc

(Exact name of Registrant as Specified in Its Charter)

Scotland	None

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Edinburgh Park, 5 Lochside Way, Edinburgh, Scotland	EH12 9DT

(Address of Principal Executive Office)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:	No. 333-110804
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Floating Rate Medium-Term Notes due 2007	The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURE
EXHIBIT INDEX

INFORMATION REQUIRED IN REGISTRATION STATEMENT

     The Registrant has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 (“Rule 424(b)”) a pricing supplement dated April 15, 2004 (the “Pricing Supplement”) and a prospectus supplement dated December 8, 2003 (the “Prospectus”), relating to the Securities to be registered hereunder included in the Registrant’s Registration Statement on Form F-3 (File No. 333-110804), declared effective by the Commission on December 8, 2003. The Registrant incorporates by reference the Prospectus, the prospectus Supplement and the Pricing Supplement to the extent set forth below.

Item 1. Description of Registrant’s Securities to be Registered.

     Reference is made to the information set forth in the Pricing Supplement and under the headings “Description of Notes” in the Prospectus Supplement and Description of Debt “Securities and Guarantees” and “Taxation” in the Prospectus, which information is incorporated herein by reference.

Item 2. Exhibits.

     Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Commission in connection with this Registration Statement:

(A)	Prospectus, Prospectus Supplement and Pricing Supplement (incorporated herein to the extent provided above by reference to the Registrant’s above-referenced filings with the Securities and Exchange Commission).

(B)	1.1 Indenture, among the Registrant, Diageo plc, as Guarantor (the “Guarantor”) and Citibank, N.A., as Trustee, dated as of
       August 3, 1998 (the “Indenture”) (incorporated by reference to Exhibit 4.1 filed in the Registrant’s Registration
Statement No. 33-8874).

1.2	Form of Global Security and Guarantees relating thereto (included in Exhibit 1.1 hereof).

1.3	Officer’s Certificate of the Registrant and the Guarantor pursuant to Section 301 of the Indenture setting forth the terms of the Securities (incorporated by reference to Exhibit 1.3 filed in the Registrant’s Registration Statement on Form 8-A dated April 28, 2003 and filed on April 29, 2003).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Diageo Capital plc (Registrant)

Date: April 20, 2004	By:	/s/ Matthew Lester

	Name:	Matthew Lester
	Title:	Authorized signatory

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1	Indenture, among the Registrant, Diageo plc, as Guarantor (the “Guarantor”) and Citibank, N.A., as Trustee, dated as of August 3, 1998 (the “Indenture”) (incorporated by reference to Exhibit 4.1 filed in Registrant’s Registration Statement No. 333-8874).

1.2	Form of Global Security and Guarantees relating thereto (included in Exhibit 1.1 hereof).

1.3	Officer’s Certificate of the Registrant and the Guarantor pursuant to Section 301 of the Indenture setting forth the terms of the Securities (incorporated by reference to Exhibit 1.3 filed in the Registrant’s Registration Statement on Form 8-A dated April 28, 2003 and filed on April 29, 2003).